Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED LETTER AGREEMENT

July 31, 2025

WHEREAS, Coterra Energy Inc., a Delaware corporation (the “Company”), and Thomas E. Jorden (“Executive”) entered into that certain Amended and Restated Letter Agreement dated as of September 19, 2023 regarding the terms of Executive’s employment with the Company (the “Employment Letter Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Letter Agreement as set forth in this Amendment to Amended and Restated Letter Agreement (the “Amendment”);

NOW, THEREFORE, for good and valuable consideration, the Company and Executive mutually agree that the Employment Letter Agreement is amended, effective immediately upon execution of this Amendment, as follows:

1.Incorporation by Reference. All provisions of the Employment Letter Agreement shall remain in full force and effect except to the extent that such provisions are expressly modified by the provisions of this Amendment.

2.Employment Period; Severance Compensation Agreement. References to “October 1, 2026” in each of Section 1 and Section 3 of the Employment Letter Agreement shall be deleted and each such reference shall be replaced with the following:

“the date of the Company’s 2027 annual meeting of stockholders”

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, and Executive have caused this Amendment to be executed.

COTERRA ENERGY INC.
By:	/s/ Adam M. Vela
Adam M. Vela
Senior Vice President and General Counsel

Date:	July 31, 2025

EXECUTIVE
By:	/s/ Thomas E. Jorden
Thomas E. Jorden
Chairman, Chief Executive Officer & President

Date:	July 31, 2025